LIMITED POWER OF ATTORNEY - SECURITIES LAW COMPLIANCE
I, as an officer or director of SVB Financial Group and subsidiaries, appoint Kamran Husain, Annie Loo Denise West, and Wei Sun each of them, my true and lawful attorney-in-fact and agent to complete and execute Forms 144, Forms 3, 4 and 5 and other forms as the attorney determines in his or her discretion are required or advisable pursuant to Rule 144 under the Securities Act of 1933 (as amended), Section 16 of the Securities Exchange Act of 1934 (as amended) or the Securities and Exchange Commission's rules and regulations, or any successor laws or regulations, as a consequence of my ownership, acquisition or disposition of securities of SVB Financial Group, and to do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, and other person or agency as the attorney deems appropriate. I ratify and confirm all that the attorneys-in-act and agents do or cause to be done.
This Limited Power of Attorney is executed in Baltimore, Maryland and is effective immediately and shall remain effective unless I am no longer required to complete said forms or until my revocation in writing of this Limited Power of Attorney.

/s/ Mary John Miller
Mary John Miller
Type or Print Name
Dated:  May 15, 2015

The foregoing power of attorney was, on the date written above, published and declared by Mary John Miller in our presence to be her power attorney. We, in her presence and at her request, and in the presence of each other, have attested to the same and have signed our names as attesting witnesses.

Witness:
/s/ Robert Hines			        /s/Patrick Kelly
Name:	Robert Hines 			Name:	Patrick Kelly
Type or Print Name

Address: 105 Lombard St.			Address: 105 Lombard St.
	 Baltimore, MD 21202			 Baltimore, MD 21202

STATE OF MARYLAND
COUNTY OF _ Baltimore _

This document was acknowledged before me on May 15_, 2015 by Mary John Miller.

/s/ Susan M Lansella
Susan M Lansella
Type or Print Name
My commission expires: __Nov 20, 2018_
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